AMENDMENT

      Amendment made as of May 21, 2001 to those certain Custody Agreements between each fund in the Dreyfus Family of Funds listed on Schedule I hereto (each a "Fund") and The Bank of New York ("Custodian") (each such Custody Agreement hereinafter referred to as the "Custody Agreement").

                              W I T N E S S E T H :

      WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

      WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

      NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

      1. The following new Article is hereby added to the Custody Agreement:

                              Foreign Depositories

      1. As used in this Article, the term "Foreign Depository" shall mean each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified to the Fund from time to time, and their respective successors and nominees.

      2. Custodian may assume in connection with any delivery of a Certificate or any giving of Oral Instructions or Written Instructions, as the case may be, that the Fund or its investment adviser has determined based upon and in reliance on information provided by the Custodian that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

      3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund's assets would exercise (i) to provide the Fund with a written analysis of the custody risks associated with maintaining assets with the Foreign Depository, (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund in writing of any material change in such risks, and (iii) to notify the Fund as soon as reasonably possible whenever a Foreign Depository ceases to be a Foreign Depository so that the Fund may withdraw its assets as soon as reasonably possible. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians, trade associations of which Custodian is a member from time to time, or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

      2. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

      3. For each Fund organized as a Massachusetts business trust, a copy of its Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that each such instrument is executed on behalf of the trustees of each such Fund and not individually and that the obligations of this Agreement are not binding upon any of the trustees or shareholders individually but are binding only upon the respective Fund. The parties expressly agree that BNY and its assignees and affiliates shall look solely to the respective Fund's assets and property with respect to enforcement of any claim.

      IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                    EACH FUND LISTED ON SCHEDULE I HERETO


                                    By:   /s/ Steven F. Newman
                                          ------------------------------
                                    Name: Steven F. Newman
                                    Title: Secretary/Assistant Secretary

                                    THE BANK OF NEW YORK



                                    By:        /s/Edward G. McGann
                                        --------------------------
                                    Name:    Edward G. McGann
                                    Title:   Vice President


                                   SCHEDULE 1

Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC Municipal Fund, Inc.
   Dreyfus BASIC Municipal Money Market Portfolio
   Dreyfus BASIC Intermediate Municipal Bond Portfolio Dreyfus BASIC Municipal Bond Portfolio
   Dreyfus BASIC New Jersey Municipal Money Market Portfolio Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus California Tax Exempt Bond Fund, Inc.
Dreyfus California Tax Exempt Money Market Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Connecticut Municipal Money Market Fund, Inc. Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus Florida Municipal Money Market Fund
Dreyfus Global Growth Fund
Dreyfus Government Cash Management Funds
   Dreyfus Government Cash Management
   Dreyfus Government Prime Cash Management
Dreyfus Growth and Value Funds, Inc.
   Dreyfus International Value Fund
Dreyfus Institutional Money Market Fund
   Government Securities Series
   Money Market Series
Dreyfus Institutional Preferred Money Market Funds
   Dreyfus Institutional Preferred Money Market Fund
   Dreyfus Institutional Preferred Plus Money Market Fund Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
   Dreyfus Emerging Markets Fund
   Dreyfus International Growth Fund
Dreyfus Investment Portfolios
   Emerging Markets Portfolio
   European Equity Portfolio
   Founders International Equity Portfolio
   Founders Passport Portfolio
   Japan Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Massachusetts Intermediate Municipal Bond Fund Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Massachusetts Tax Exempt Bond Fund
Dreyfus Money Market Instruments, Inc.
   Government Securities Series
   Money Market Series
Dreyfus Municipal Bond Fund, Inc.
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus New York Tax ExemptIntermediate Bond Fund
Dreyfus New York Tax Exempt Money Market Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California Municipal Bond Fund
Dreyfus Premier Equity Funds, Inc.
   Dreyfus Premier Emerging Markets Fund
Dreyfus Premier International Funds, Inc.
   Dreyfus Premier European Equity Fund
   Dreyfus Premier Greater China Fund
   Dreyfus Premier International Growth Fund
   Dreyfus Premier Japan Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund
   Connecticut Series
   Florida Series
   Maryland Series
   Massachusetts Series
   Michigan Series
   Minnesota Series
   New Jersey Series
   North Carolina Series
   Ohio Series
   Pennsylvania Series
   Texas Series
   Virginia Series
Dreyfus Premier Value Equity Funds
   Dreyfus Premier International Value Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Tax Exempt Cash Management
Dreyfus Treasury Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Variable Investment Fund
   International Equity Portfolio
   International Value Portfolio
   Money Market Portfolio
   Special Value Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Bond Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
   General Government Securities Money Market Fund
   General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Bond Fund, Inc.
General Municipal Money Market Funds, Inc.
   General Municipal Money Market Fund
General New York Municipal Bond Fund, Inc.


================================================================================


                      FOREIGN CUSTODY MANAGER AGREEMENT


        AGREEMENT made as of May 21, 2001 between each of those funds in the Dreyfus Family of Funds listed on Schedule 2 hereto, as such Schedule may be revised from time to time (each a "Fund") and The Bank of New York ("BNY").


                             W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:



                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "Board" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

      2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

      3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

      4. "Responsibilities" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      5. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940, as effective on June 12, 2000, with compliance required no later than July 2, 2001.

      6. "Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

      1. The Fund on behalf of its Board hereby delegates the Responsibilities to BNY with respect to each Specified Country.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

                                  ARTICLE III.
                                RESPONSIBILITIES

      1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System and in accordance with paragraph (c)(3)(i) of the Rule the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian and the performance of the contract governing such arrangement; and (e) advise the Fund as soon as reasonably possible whenever BNY determines under the Monitoring System that an arrangement (including any material change in the contract governing such arrangement) with an Eligible Foreign Custodian no longer meets the requirements of the Rule.

      2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of an Eligible Securities Depository (as defined in Rule 17f-7 under the Investment Company Act of 1940) or any depository located outside the United States that acts as or operates a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) such country's regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities. BNY may assume that the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other specified country.

      3. BNY shall provide to the Board quarterly written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE IV.
                               REPRESENTATIONS

      1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System; and (d) BNY is a U.S. Bank as defined in paragraph (a) (7) of the Rule.

                                   ARTICLE V.
                                CONCERNING BNY

      1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 1 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with
Article XV, paragraph 7 of the Custody Agreement.

      2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 2 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

      3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                MISCELLANEOUS

      1. This Agreement constitutes the entire agreement between the Fund and BNY with respect to BNY's rights and responsibilities as the Fund's foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement. By way of example only, this Agreement does not in any way modify or supersede BNY's obligation to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 200 Park Avenue, New York, N.Y. 10166 or at such other place as the Fund may from time to time designate in writing.

      4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of such notice.

      9. The obligations of the Fund hereunder shall be binding only upon the assets and property of the Fund and shall not be binding upon this assets or property or any board member, officer or shareholder of the Fund individually.


IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                                    EACH FUND LISTED ON SCHEDULE 2 HERETO



                                    By:   /s/ Steven F. Newman
                                    Name: Steven F. Newman
                                    Title: Secretary/Assistant Secretary



                                    THE BANK OF NEW YORK



                                    By:      /s/Edward G. McGann
                                    Name:    Edward G. McGann
                                    Title:   Vice President



Rev. 10/20/00
fcmstd2.doc
(4-98)




                                  Schedule 1
                              Specified Countries
--------------------------------------------------------------------------------
Country/                                     Country/
Market          Subcustodian(s)              Market         Subcustodian(s)

Argentina       Banco Rio de la Plata        Lithuania      Vilniaus Bankas
Australia       National Australia Bank Ltd. Luxembourg     Banque et Caisse d'Epargne de l'Etat
Austria         Bank Austria AG              Malaysia       HongKong Bank Malaysia Berhad
Bahrain         HSBC Bank Middle East        Mali           Societe Generale de Banques en
                                                            Cote d'Ivoire
Bangladesh      Standard Chartered Bank      Malta          HSBC Bank Malta p.l.c.
Belgium         Banque Bruxelles Lambert     Mauritius      HSBC
Benin           Societe Generale de          Mexico         Banco Nacional de Mexico
                Banques en Cote d'Ivoire
Bermuda         Bank of Bermuda Limited      Morocco        Banque Commerciale du Maroc
Bolivia         Citibank, N.A.               Namibia        Stanbic Bank Namibia Limited
Botswana        Barclays Bank of Botswana    Netherlands    Fortis Bank (Nederland)
                Ltd.                                        N.V.
Brazil          BankBoston, N.A.             New Zealand    National Australia Bank Ltd. (National
                                                            Nominees Ltd.)
Bulgaria        ING Bank                     Niger          Societe Generale de Banques en
                                                            Cote d'Ivoire
Burkina Faso    Societe Generale de          Nigeria        Stanbic Merchant Bank
                Banques en Cote d'Ivoire                    Nigeria Limited
Canada          Royal Bank of Canada         Norway         Den norske Bank ASA
Chile           BankBoston, N.A.             Oman           HSBC Bank Middle East
China           Standard Chartered Bank      Pakistan       Standard Chartered Bank
Colombia        Cititrust Colombia S.A.      Palestinian    HSBC Bank Middle East
                                             Autonomous Area
Costa Rica      Banco BCT                    Panama         BankBoston, N.A.
Croatia         Privredna Banka Zagreb d.d.  Peru           Citibank, N.A.
Cyprus          Bank of Cyprus               Philippines    HSBC
Czech Republic  Ceskoslovenska Obchodni      Poland         Bank Handlowy W Warszawie
                Banka A.S.                                  S.A.
Denmark         Den Danske Bank              Portugal       Banco Comercial Portugues
EASDAQ          Banque Bruxelles Lambert     Qatar          HSBC Bank Middle East
Ecuador         Citibank, N.A.               Romania        ING Bank
Egypt           Citibank, N.A.                              Vneshtorgbank (Min Fin Bonds only)/
                                                            Credit Suisse First Boston AO


Estonia         Hansabank Limited            Senegal        Societe Generale de Banques en
                                                            Cpte d'Ivoire
Euromarket      Clearstream                  Singapore      United Overseas Bank Limited/
                                                            The Development Bank of Singapore
                                                            Ltd.
Euromarket      Euroclear                    Slovak         Ceskoslovenska Obchodni
                                             Republic       Banka, a.s.
Finland         Merita Bank plc              Slovenia       Bank Austria  Creditanstalt
                                                            d.d.  Ljubljana
France          BNP  Paribas / Credit        South Africa   Societe Generale, Johannesburg /
                Agricole Indosuez                           The Standard Bank of South Africa
                                                            Limited
Germany         Dresdner Bank AG             South Korea    Standard Chartered Bank
Ghana           Barclays Bank of Ghana Ltd.  ARTICLE VII.   Banco Bilbao Vizcaya Argentaria S.A. (BBVA) /
                                             Spain          Banco Santander Central Hispano (BSCH)
Greece          BNP Paribas                  Sri Lanka      Standard Chartered Bank
Guinea Bissau   Societe Generale de          Swaziland      Standard bank Swaziland Limited
                Banques en Cote d'Ivoire
Hong Kong       HSBC                         Sweden         Skandinaviska Enskilda Banken
Hungary         Citibank Budapest Rt.        Switzerland    Credit Suisse First Boston
Iceland         Landsbanki Islands           Taiwan         HSBC
India           HSBC / Deutsche Bank AG      Thailand       Standard Chartered Bank/
                                                            Bangkok Bank Public Company
                                                            Limited
Indonesia       HSBC                         Togo           Societe Generale de Banques en
                                                            Cote d'Ivoire
Ireland         Allied Irish Banks, plc      Trinidad &     Republic Bank Limited
                                             Tobago
Israel          Bank Leumi LE - Israel B.M.  Tunisia        Banque Internationale Arabe de
                                                            Tunisie
Italy           Banca Commerciale Italiana   Turkey         Osmanli Bankasi A.S. (Ottoman Bank)
                / BNP Paribas
Ivory Coast     Societe Generale - Abidjan   United    Arab HSBC Bank Middle fEast, Dubai
                                             Emirates
Jamaica         CIBC Trust & Merchant Bank   Ukraine        ING Bank
                Jamaica Ltd.
Japan           The Bank of Tokyo-Mitsubishi United Kingdom The Bank of New York /
                Limited/The Fuji Bank,                      The Depository & Clearing
                Limited                                     Centre (DCC)
Jordan          HSBC Bank Middle East        United States  The Bank of New York
Kazakhstan      ABN/AMRO                     Uruguay        BankBoston, N.A.
Kenya           Barclays Bank of Kenya Ltd.  Venezuela      Citibank, N.A.
Latvia          Hansabanka Limited           Zambia         Barclays Bank of Zambia Ltd.
Lebanon         HSBC Bank Middle East        ZImbabwe       Barclays Bank of Zimbabwe Ltd.
---------------------------------------------------------------------------------------
As of  3-27-01

                                  SCHEDULE 2




Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC Municipal Fund, Inc.
   Dreyfus BASIC Municipal Money Market Portfolio
   Dreyfus BASIC Intermediate Municipal Bond Portfolio Dreyfus BASIC Municipal Bond Portfolio
   Dreyfus BASIC New Jersey Municipal Money Market Portfolio Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus California Tax Exempt Bond Fund, Inc.
Dreyfus California Tax Exempt Money Market Fund
Dreyfus Cash Management
Dreyfus Cash Management Plus, Inc.
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Connecticut Municipal Money Market Fund, Inc. Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus Florida Municipal Money Market Fund
Dreyfus Global Growth Fund
Dreyfus Government Cash Management Funds
   Dreyfus Government Cash Management
   Dreyfus Government Prime Cash Management
Dreyfus Growth and Value Funds, Inc.
   Dreyfus International Value Fund
Dreyfus Institutional Money Market Fund
   Government Securities Series
   Money Market Series
Dreyfus Institutional Preferred Money Market Funds
   Dreyfus Institutional Preferred Money Market Fund
   Dreyfus Institutional Preferred Plus Money Market Fund Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
   Dreyfus Emerging Markets Fund
   Dreyfus International Growth Fund
Dreyfus Investment Portfolios
   Emerging Markets Portfolio
   European Equity Portfolio
   Founders International Equity Portfolio
   Founders Passport Portfolio
   Japan Portfolio
Dreyfus Liquid Assets, Inc.
Dreyfus Massachusetts Intermediate Municipal Bond Fund Dreyfus Massachusetts Municipal Money Market Fund
Dreyfus Massachusetts Tax Exempt Bond Fund
Dreyfus Money Market Instruments, Inc.
   Government Securities Series
   Money Market Series
Dreyfus Municipal Bond Fund, Inc.
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Money Market Fund, Inc.
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York Municipal Cash Management
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus New York Tax Exempt Intermediate Bond Fund
Dreyfus New York Tax Exempt Money Market Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund Dreyfus Pennsylvania Municipal Money Market Fund
Dreyfus Premier California Municipal Bond Fund
Dreyfus Premier Equity Funds, Inc.
   Dreyfus Premier Emerging Markets Fund
Dreyfus Premier International Funds, Inc.
   Dreyfus Premier European Equity Fund
   Dreyfus Premier Greater China Fund
   Dreyfus Premier International Growth Fund
   Dreyfus Premier Japan Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund
   Connecticut Series
   Florida Series
   Maryland Series
   Massachusetts Series
   Michigan Series
   Minnesota Series
   New Jersey Series
   North Carolina Series
   Ohio Series
   Pennsylvania Series
   Texas Series
   Virginia Series
Dreyfus Premier Value Equity Funds
   Dreyfus Premier International Value Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Tax Exempt Cash Management
Dreyfus Treasury Cash Management
Dreyfus Treasury Prime Cash Management
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Variable Investment Fund
   International Equity Portfolio
   International Value Portfolio
   Money Market Portfolio
   Special Value Portfolio
Dreyfus Worldwide Dollar Money Market Fund, Inc.
General California Municipal Bond Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
   General Government Securities Money Market Fund
   General Treasury Prime Money Market Fund
General Money Market Fund, Inc.
General Municipal Bond Fund, Inc.
General Municipal Money Market Funds, Inc.
   General Municipal Money Market Fund
General New York Municipal Bond Fund, Inc.